OPPENHEIMER ROCHESTER ARIZONA MUNICIPAL FUND
NSAR Exhibit 77C

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Arizona Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                 Withheld

Trustees

Brian F. Wruble                                           7,106,397                                183,259
David K. Downes                                        7,106,397                                183,259
Matthew P. Fink                                          7,095,944                                193,712
Edmund Giambastiani, Jr.                           7,185,685                                103,971
Phillip A. Griffiths                                        7,095,944                                193,712
Mary F. Miller                                              6,937,032                                352,624
Joel W. Motley                                            6,988,979                                300,677
Joanne Pace                                                  7,026,773                                262,882
Mary Ann Tynan                                         7,133,738                                155,918
Joseph M. Wikler                                        7,095,944                                193,712
Peter I. Wold                                                7,185,685                                103,971
William F. Glavin, Jr.                                    7,185,685                                103,971

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
   3,158,080                                153,822                                766,969

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
   3,178,259                                144,271                                756,341

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
   3,156,204                                160,734                                761,933

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
   3,167,377                                152,732                                758,762

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
   3,158,268                                148,423                                772,182

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
   3,161,657                                152,280                                764,937

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
   3,139,055                                163,827                                775,990

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
   2,983,606                                325,845                                769,419

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
   3,171,736                                166,865                                740,271

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
   3,220,082                                110,778                                748,012